Exhibit 10.1

SETTLEMENT AGREEMENT AND RELEASE

This Settlement Agreement and Release (this “Agreement”), dated as of May 8, 2025, is entered into by and between Bluejay Diagnostics, Inc., a Delaware corporation (the “Company”), and Nanohybrids, Inc., a Delaware corporation (“Nanohybrids”). Jason Cook (the “Control Party”) joins this Agreement for the limited purposes set forth herein. Each of the parties to this Agreement may be referred to individually as a “Party” and collectively as the “Parties”.

WHEREAS, the Parties have previously engaged in oral and written discussions and negotiations regarding a potential strategic transaction involving the potential sale by the shareholders of Nanohybrids (the “Shareholders”) a majority or all of the outstanding equity interests in Nanohybrids to the Company in exchange for one or more cash payments by the Company to the Shareholders (the “Potential Strategic Transaction”);

WHEREAS, in addition, the Company and Nanohybrids have previously entered into a Facilities Sharing & Personnel Services Agreement, dated December 10, 2021 (the “Sharing and Services Agreement”), pursuant to which Nanohybrids is permitted to utilize the Company’s research and development staff and laboratory facility when available to perform work for Nanohybrids, in each case, for the payment by Nanohybrids to the Company of fees and reimbursements provided for in such Sharing and Services Agreement;

WHEREAS, depending on the applicable service, either of the Company or Nanohybrids may terminate for convenience the services contemplated by the Sharing and Services Agreement upon either one (1) or three (3) months’ notice to the other (the “Notice Requirements”);

WHEREAS, the Parties desire to memorialize their mutual determination and agreement to (i) cease discussions regarding the Potential Strategic Transaction, and (ii) terminate the Sharing and Services Agreement and to waive the Notice Requirements in connection therewith, in each case effective as of the date of this Agreement;

WHEREAS, in connection with these matters, the Parties have agreed that the Company shall promptly (i) make payment of Fifty Thousand Dollars ($50,000) to Nanohybrids, and (ii) reimburse Nanohybrids for up to Thirty Thousand Dollars ($30,000) in reasonable and documented attorneys’ fees that Nanohybrids previously incurred in connection with the Potential Strategic Transaction;

NOW THEREFORE, in consideration of the execution of this Agreement, the releases and agreements made herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by each Party, it is hereby agreed as follows:

1. Releases.

(a) Release by Nanohybrids and the Control Party. Each of Nanohybrids and the Control Party, for itself and for each of its predecessors, successors, heirs, and past, present, and future subsidiaries, divisions, parents, alter egos, affiliates, and related entities, and its and their past, present, and future officers, directors, trustees, partners, employees, attorneys, assigns, agents, representatives, shareholders and stockholders hereby agrees to fully, finally, irrevocably, and forever release, quit claim, and discharge the Company Releasees (as defined below), any or all of them, from any and all claims, liabilities, demands, debts, accounts, obligations, actions, costs, expenses, losses, damages, judgments, lawsuits, causes of action, and other amounts of every kind, nature, or description, known or unknown, suspected or unsuspected at law or in equity that Nanohybrids and/or the Control Party may have had (or claim to have had) in the past, now have, or may have in the future, and that in any way arise out of or relate to the Potential Strategic Transaction or the Sharing and Services Agreement (including in each case the related diligence investigation and any communications or representations related thereto) (the “Nanohybrids Released Matters”). “Nanohybrids Releasees” include the Company and its subsidiaries, and any other person or entity charged or chargeable with responsibility or liability and as applicable, their predecessors, successors, heirs, and past, present, and future subsidiaries, divisions, parents, alter egos, affiliates, and related entities, and their past, present, and future officers, directors, trustees, partners, employees, attorneys, assigns, agents, representatives, shareholders, and stockholders.

(b) Release by the Company. The Company, for itself and for each of its predecessors, successors, heirs, and past, present, and future subsidiaries, divisions, parents, alter egos, affiliates, and related entities, and its past, present and future officers, directors, trustees, partners, employees, attorneys, assigns, agents, representatives, shareholders, and stockholders, hereby agree to fully, finally, irrevocably, and forever release, quit claim, and discharge the Company Releasees (as defined below), any or all of them, from any and all claims, liabilities, demands, debts, accounts, obligations, actions, costs, expenses, losses, damages, judgments, lawsuits, and causes of action, and other amounts of every kind, nature, or description, known or unknown, suspected or unsuspected at law or in equity that the Company may have had (or claim to have had) in the past, now have, or may have in the future, and that arise out of or relate to the Potential Strategic Transaction or the Sharing and Services Agreement (including in each case the related diligence investigation and any communications or representations related thereto) (the “Company Released Matters,” and together with the Nanohybrids Released Matters, the “Released Matters”). “Company Releasees” include each of Nanohybrids, the Shareholders, and as applicable, their successors, assigns, heirs, and past, present, and future attorneys, advisors, trustees, agents and representatives.

(c) Each of the Company, Nanohybrids and the Control Party agree that this Agreement constitutes a full, complete, final, and binding compromise of potentially disputed matters, regardless of the adequacy of consideration paid. Each of the Company, Nanohybrids and the Control Party agree and understand that one or more of such Parties may have suffered or may in the future suffer damages that are unknown at present, which, if known, may have affected the decision to execute this Agreement. Each of the Company, Nanohybrids and the Control Party acknowledge that the consideration received under this Agreement is intended to and does release and discharge any liabilities in regard to such unknown or future damages, including effects or consequences thereof, and regardless of mistake of fact or law; and each Party hereby waives any rights to assert in the future any such liabilities not now known or suspected. Notwithstanding the foregoing, nothing in this Agreement shall be a waiver of any rights or claims with respect to the payment of amounts under this Agreement, claims arising after the date of this Agreement, or any claims that cannot be waived by law.

2. Termination of Discussions Regarding Potential Strategic Transaction. The Parties mutually agree all discussions and negotiations regarding the Potential Strategic Transaction are terminated as of the date hereof, and that none of the Parties shall have any further obligations in connection with the Potential Strategic Transaction.

3. Termination of Sharing and Services Agreement. The Parties mutually agree that the Sharing and Services Agreement is terminated effective as of the date of this Agreement and all services provided for thereunder are ended, in each case effective as of the date of this Agreement, and the Notice Requirements are hereby waived in connection therewith. Notwithstanding the foregoing or anything to the contrary herein, Nanohybrids shall have sixty (60) days from the date of this Agreement to vacate the Company’s laboratory facility or other Company space occupied by Nanohybrids as of the date of this Agreement and shall have the right to continue to occupy and use such facilities for such period without the payment of any fees or reimbursements therefor.

4. Payment Agreements. As consideration for the Parties entering into this Agreement, the Company shall (i) promptly make payment of Fifty Thousand Dollars ($50,000) to Nanohybrids, and (ii) reimburse Nanohybrids, promptly upon receipt by the Company of a reasonably detailed invoice therefor, for up to Thirty Thousand Dollars ($30,000) in reasonable and documented attorneys’ fees that Nanohybrids incurred in connection with or related to the Potential Strategic Transaction, including this Agreement.

5. Further Agreements. The Company hereby acknowledges and agrees that, with the Company’s consent, the Control Party has rendered services to Nanohybrids in the past and shall continue to render services to Nanobybrids after the date of this Agreement. The Company acknowledges and agrees that such services do not interfere with the Control Party’s responsibilities to the Company or violate any policy of the Company or any agreement between the Control Party and the Company, including any provision of the Control Party’s Employment Agreement with the Company, and, in each case, have not done so in the past.

6. Related Parties; Successors in Interest. The Parties hereby agree that this Agreement shall be binding upon the Parties and each of them, and, as applicable, upon their predecessors, successors, heirs, and their past, present, and future affiliates, subsidiaries, divisions, alter egos, and related entities, and their past, present, and future officers, directors, trustees, partners, parents, stockholders, shareholders, employees, attorneys, assigns, agents, representatives, and any or all of them.

7. No Admission of Liability. The Parties acknowledge and agree that this Agreement is a compromise and settlement of the Released Matters and that neither the execution nor the terms hereof may be construed as an admission of liability on the part of any party with respect to the disputed matters.

8. No Assignment.

(a) Each of the Company, Nanohybrids and the Control Party represents and warrants that it has not assigned or transferred, voluntarily or involuntarily, by operation of law or otherwise, any of its interest in any of the claims, causes of action, or other matters that are released by this Agreement.

(b) This Agreement, and any and all rights, duties and obligations hereunder, shall not be assigned, transferred, delegated or sublicensed by any Party without the prior written consent of the other Parties. Any attempt by a Party without such permission to assign, transfer, delegate or sublicense any rights, duties or obligations that arise under this Agreement shall be void. Subject to the foregoing and except as otherwise provided herein, the provisions of this Agreement shall inure to the benefit of the successors, assigns, heirs, executors and administrators of the Parties.

9. Advice of Counsel. Each Party represents that it has been represented, or has had the opportunity to be represented, by independent legal counsel of its own choice throughout all of the negotiations which preceded the execution of this Agreement and that it has executed this Agreement with the consent and upon the advice of such independent legal counsel, or that it has had the opportunity to seek such consent and advice. Each Party acknowledges that it has read this Agreement and assents to all the terms and conditions contained herein without any reservation whatsoever and that it has had the opportunity to have the same explained to it by its own counsel, who have answered any and all questions which have been asked of them, with regard to the meaning of any provision hereof.

10. Entire Agreement. This Agreement contains the entire agreement and understanding of the Parties concerning the subject matter hereof, and supersede and replace all prior negotiations, proposed agreements, representations, and agreements. Each of the Parties acknowledges that it is not executing this Agreement in reliance on any promise, representation, or warranty not contained in this Agreement.

11. Severability. If any word, clause, phrase, sentence, or paragraph of this Agreement is declared void or unenforceable, such portion shall be considered independent of, and severable from the remainder, the validity of which shall remain unaffected.

12. Governing Law. This Agreement shall in all respects be interpreted, enforced, and governed by and under the laws of the State of Delaware, without regards to its conflict of laws provisions.

13. Waiver of Trial by Jury. To the extent now or hereafter permitted by law, each of the parties hereto hereby irrevocably waives any and all right to trial by jury in any legal proceeding (whether sounding in contract, tort or otherwise) arising out of or related to this Agreement.

14. Waivers and Amendments. A provision of this Agreement may be waived only by a writing signed by the waiving Party. A provision may be amended or modified only by a writing signed by all Parties.

15. Construction.

(a) The headings of sections herein are for convenience of reference only and shall not affect the meaning and interpretation of this Agreement.

(b) It is understood and acknowledged that this Agreement shall not be construed in favor of or against any Party by reason of the extent to which any Party or its counsel has participated in the drafting of this Agreement.

(c) The word “including” and words of similar import when used in this Agreement will mean “including without limitation”, unless otherwise specified.

(d) When a reference is made to any agreement, instrument, document, statute, rule or regulation herein, such reference shall be to such agreement, instrument, document, statute, rule or regulation as amended or supplemented (and, in the case of a statute, rule or regulation, to any successor provision) unless otherwise specified.

(e) The use of “or” is not intended to be exclusive unless expressly indicated otherwise.

16. Authorization to Execute Agreement. Each individual who executes this Agreement on behalf of any Party hereby represents and warrants that he or she does so with the knowledge and express approval of the Party on whose behalf he or she executes this Agreement.

17. Enforcement Costs. In the event of any litigation or arbitration arising out of or relating to the enforcement of this Agreement, the prevailing Party shall be entitled to recover its attorneys’ fees incurred, plus expenses and costs of the litigation or arbitration, including expert witness fees incurred from the losing Parties.

18. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be an original as against any Party who signs it, and all of which shall constitute one and the same document.

19. Telecopy Execution and Delivery. Signatures transmitted by email, facsimile, or other means of electronic communication shall be deemed original signatures and shall be binding as if they were original signatures.

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IN WITNESS WHEREOF, this Agreement is executed as of the date first written above.

COMPANY:

BLUEJAY DIAGNOSTICS, INC.

By:	/s/ Neil Dey
	Name:	Neil Dey
	Title:	President and Chief Executive Officer

NANOHYBRIDS:

NANOHYBRIDS, INC.

By:	/s/ Jason Cook
	Name:	Jason Cook
	Title:	CEO

CONTROL PARTY:

/s/ Jason Cook
Jason Cook